EXHIBIT 32.02
CERTIFICATION BY CHIEF FINANCIAL OFFICER
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended March 31, 2011 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST
By:	Campbell & Company, Inc., managing owner

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer May 16, 2011

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